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                                                                  EXHIBIT 23(e)



                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of NovaCare Employee Services, Inc. for the registration of an additional 500,000 shares (575,000 shares if the overallotment is exercised) of its common stock of our reports dated March 7, 1997 and April 11, 1997, relating to the consolidated financial statements of The TPI Group, Ltd. and subsidiaries and to all references to our Firm included in the Registration Statement or Form S-1 of NovaCare Employee Services, Inc. (No. 333-35071) and incorporated by reference in this Registration Statement.

                                             /s/ Lazar, Levine & Company LLP
                                             --------------------------------
                                             LAZAR, LEVINE & COMPANY LLP

New York, New York
November 10, 1997